Exhibit 4.1

                                 AMENDMENT NO. 5

                                       TO

               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

         THIS AMENDMENT NO. 5 ("Amendment") is entered into as of June 29, 2005 by and among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a corporation organized under the laws of the State of Delaware ("Borrower"), PNC BANK, NATIONAL ASSOCIATION ("PNC"), the various other financial institutions (together with PNC, collectively the "Lenders") named in or which hereafter become a party to the Loan Agreement (as hereafter defined) and PNC as agent for Lenders (in such capacity, "Agent") and as Issuing Bank.

                                   BACKGROUND

         Borrower, Agent and Lenders are parties to a Revolving Credit, Term Loan and Security Agreement dated as of December 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provide Borrower with certain financial accommodations.

         Borrower has requested that Lenders amend certain provisions of the Loan Agreement and Agent, on behalf of Lenders is willing to do so on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

                  (a) Section 1.2 of the Loan Agreement is hereby amended to provide as follows:

                           (i)      The following defined terms are added in
their appropriate alphabetical order:

                  "Additional Mortgaged Property" shall mean any Credit Party's Real Property located at 2010 NW 67th Place, Gainesville, Florida; 10225 General Drive, Orlando, Florida; 1500 Carbon Avenue, Baltimore, Maryland; and 3200 Sun Street, Baltimore, Maryland.

                  "Amendment No. 5" shall mean Amendment No. 5 to Revolving Credit, Term Loan and Security Agreement dated as of June 29, 2005.
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                  "Amendment No. 5 Effective Date" shall mean the date when the conditions of effectiveness set forth in Section 3 of Amendment No. 5 have been met to Agent's satisfaction.

                  "Term Loan Effective Date" shall mean the date on which the conditions of Section 8.3 have been met to the Agent's satisfaction.

                           (ii)     The following defined terms are amended in
their entirety to provide as follows:

                  "Maximum Term Loan Amount" shall mean (a) prior to the Term Loan Effective Date, $2,583,351 minus the sum (without duplication) of all actual and required repayments thereof after the date of Amendment No. 5 as of the date of determination, and (b) as of the Term Loan Effective Date, $7,000,000 minus the sum (without duplication) of all actual and required repayments thereof after the Term Loan Effective Date as of the date of determination.

                  "Mortgaged Property" shall mean any Credit Party's Real Property located at 657 Gallaher Road, Kingston, Tennessee; 300 S. West End Avenue, Dayton, Ohio; 1940 NW 67th Place, Suite A, Gainesville, Florida; 2010 NW 67th Place, Gainesville, Florida; 10100 Rocket Boulevard, Orlando, Florida; 10225 General Drive, Orlando, Florida; 1500 Carbon Avenue, Baltimore, Maryland; and 3200 Sun Street, Baltimore, Maryland, each as described in more detail on Schedule 4.19.

                  (b) Section 2.5 of the Loan Agreement is hereby amended in its entirety to provide as follows.

                  "2.5. Term Loan. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, made a term loan to borrower on the Closing Date in the sum equal to such Lender's Commitment percentage of $7,000,000 (the "Original Term Loan"), of which the outstanding principal balance as of the Amendment No. 5 Effective Date is $2,583,351. On the Term Loan Effective Date, each Lender, severally and not jointly, shall make an additional term loan to Borrower in the sum equal to such Lender's Commitment Percentage of such amount as is necessary to cause the Term Loan (as hereinafter defined) to equal $7,000,000 on the Amendment No. 5 Effective Date, which additional term loan shall be consolidated with and into the outstanding Original Term Loan to make an aggregate term loan in the principal amount of $7,000,000 (as so consolidated, the "Term Loan"). The Term Loan shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement: equal monthly payments each in an amount equal to $83,333.33 commencing on the first day of the month following the month in which the Term Loan Effective Date occurs and on the first day of each month thereafter with the final payment of the remaining unpaid principal balance due and payable on the last day of the Term together with accrued interest, costs and expenses. The Term Loan shall be evidenced by one or more secured promissory notes ("Term Note") in substantially the form attached hereto as Exhibit 2.5.

                  (c) A new Section 8.3 is hereby added to the Loan Agreement which provides as follows:

                  8.3. Conditions to Additional Term Loan. The agreement of Lenders to make the additional term loan under Section 2.5 is subject to satisfaction of the following conditions precedent:

                  (a) the conditions of Section 8.2 shall have been satisfied;

                  (b) Agent shall have received in form and substance satisfactory to Lenders executed Mortgages for the Additional Mortgaged Property and modifications of the existing Mortgages for all other Mortgaged Property;

                  (c) Agent shall have received current ALTA as-built surveys for the Additional Mortgaged Property which shall be in form and substance satisfactory to Lenders;

                  (d) Agent shall have received fully paid mortgagee title insurance polices for all Mortgaged Property (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such polices to be delivered with respect to the applicable Mortgage), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the Real Property subject to the Mortgage, as reflected on Schedule "A" attached hereto, insuring the Mortgagee to create a valid Lien on the Real Property with no exceptions that Agent shall not have approved in writing and no survey exceptions;

                  (e) Agent shall have received environmental studies and reports prepared by independent environmental engineering firms with respect to the Additional Mortgaged Property in form and substance satisfactory to Agent; and

                  (f) Agent shall have received in form and substance satisfactory to Lenders an amendment to the Environmental Indemnification Agreement which extends the coverage of such agreement to the Additional Mortgaged Property.

         3. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received (i) four (4) copies of this Amendment executed by Borrower and consented and agreed to by Guarantors, (ii) a copy of the resolutions, in form and substance reasonably satisfactory to Agent, of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment,
(iii) an executed Amended and Restated Term Note in substantially the form of
Exhibit 2.5 hereto, and (iv) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

         4. Representations and Warranties. Borrower hereby represents and warrants as follows:

                  (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                  (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

                  (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

                  (d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

         5.       Effect on the Loan Agreement.

                  (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                  (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

         7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         8. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

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         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                        PERMA-FIX ENVIRONMENTAL SERVICES, INC.


                                        By:    /s/ Richard T. Kelecy
                                               ---------------------------------
                                        Name:  Richard T. Kelecy
                                        Title: Vice President

                                        PNC BANK, NATIONAL ASSOCIATION, as
                                        Agent and Lender


                                        By:    /s/ Alex M. Council
                                               ---------------------------------
                                        Name:  Alex M. Council
                                        Title: Vice President


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

CONSENTED AND AGREED TO:

SCHREIBER, YONLEY AND ASSOCIATES, INC.
PERMA-FIX TREATMENT SERVICES, INC.
PERMA-FIX OF FLORIDA, INC.
PERMA-FIX OF MEMPHIS, INC.
PERMA-FIX OF DAYTON, INC.
PERMA-FIX OF FT. LAUDERDALE, INC.
PERMA-FIX OF ORLANDO, INC.
PERMA-FIX OF SOUTH GEORGIA, INC.
PERMA-FIX OF MICHIGAN, INC.
DIVERSIFIED SCIENTIFIC SERVICES, INC.
INDUSTRIAL WASTE MANAGEMENT, INC.
EAST TENNESSEE MATERIALS & ENERGY CORPORATION
PERMA-FIX OF MARYLAND, INC.
PERMA-FIX OF PITTSBURGH, INC.


By:    /s/ Richard T. Kelecy
       ---------------------------------
Name:  Richard T. Kelecy
Title: Vice President
       of each of the foregoing entities

STATE OF GEORGIA  )
                  ) ss.:
COUNTY OF FULTON  )

         On the 23rd day of June in the year 2005 before me, the undersigned, personally appeared Richard T. Kelecy, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the persons upon behalf of which the individual acted, executed the instrument.

/s/ Shirley Wise
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Signature and Office of individual
taking acknowledgement

STATE OF GEORGIA  )
                  ) ss.:
COUNTY OF FULTON  )

         On the 23rd day of June in the year 2005 before me, the undersigned, personally appeared Alex M. Council, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the persons upon behalf of which the individual acted, executed the instrument.

/s/ Shirley Wise
----------------------------------
Signature and Office of individual
taking acknowledgement

STATE OF GEORGIA  )
                  ) ss.:
COUNTY OF ________)

         On the ____ day of June in the year 2005 before me, the undersigned, personally appeared _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the persons upon behalf of which the individual acted, executed the instrument.


----------------------------------
Signature and Office of individual
taking acknowledgement

         EXHIBITS AND SCHEDULES TO AMENDMENT NO. 5 TO REVOLVING CREDIT,
                        TERM LOAN AND SECURITY AGREEMENT

Exhibit 2.5 - Amended and Restated Term Note

Schedule A - Current Fair Market Value of all Mortgaged Property